UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2017

Smith Micro Software, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	01-35525	33-0029027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Columbia Aliso Viejo, CA	92656
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 362-5800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On May 16, 2017, Smith Micro Software, Inc. (the “Company”) entered into subscription agreements with several investors for the issuance and sale by the Company (the “Offering”) of an aggregate of 2,077,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in a registered direct offering at a purchase price of $1.05 per share, for gross proceeds to the Company of $2.2 million.  The Company intends to use the net proceeds from the Offering for general corporate purposes. The closing of the Offering is expected to occur on May 17, 2017, subject to the satisfaction of customary closing conditions.

The Company engaged Sutter Securities Incorporated and Chardan Capital Markets, LLC as co-placement agents in connection with the Offering pursuant to engagement letter agreements with each firm.  The Company agreed to pay the placement agents a cash placement fee equal to 6.0% of the gross proceeds of the Offering, and will issue to the placement agents warrants to purchase shares of Common Stock equal to 5.0% of the number of shares sold through each of them, without duplication, at an exercise price per share equal to $1.265 (Sutter) and $1.155 (Chardan).  The warrants will have a term of five years and will be exercisable beginning on November 18, 2017.

The foregoing descriptions of the subscription agreements and placement agent warrants are qualified in their entirety by reference to the complete text of such agreements filed hereto as Exhibits 10.1 and 4.1, respectively.

The Company estimates that the net proceeds from the Offering will be approximately $1.9 million, after deducting the expenses of the Offering and the fees payable to the placement agents.

The Shares are being offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-215786), which was declared effective on February 10, 2017 by the Securities and Exchange Commission (the “SEC”).  The Shares may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A prospectus supplement relating to the offering of the Shares was filed with the SEC and is available on the SEC’s website at http://www.sec.gov.

The legal opinion, including the related consent, of Loeb & Loeb LLP relating to the legality of the issuance and sale of the Shares is filed hereto as Exhibit 5.1.

Item 7.01. Regulation FD Disclosure.

On May 17, 2017, the Company issued a press release announcing the Offering. A copy of the Company’s press release is furnished and not filed pursuant to Item 7.01 as Exhibit 99.1 hereto. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such filings.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Form of Placement Agent Warrant, dated May 17, 2017

5.1	Opinion of Loeb & Loeb LLP

10.1	Form of Subscription Agreement, dated May 16, 2017

23.1	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)

99.1	Press Release, dated May 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH MICRO SOFTWARE, INC.

Date: May 17, 2017	/s/ Steven M. Yasbek
Steven M. Yasbek
Vice President and Chief Financial Officer

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